  1

Dated: 5 December 2014

1 Nemaura Medical Inc.

2 Kathryn Farrar

Consultancy agreement

  2

Table of Contents

Interpretation

2

2

Term of engagement

4

3

Duties

4

4

Fees

5

5

Expenses and benefits

5

6

Other activities

5

7

Confidential information and company property

6

8

Data protection

6

9

Intellectual property

7

10

Termination

8

11

Obligations upon termination

8

12

Status

9

13

Notices

9

14

Entire agreement and previous contracts

10

15

Variation

10

16

Counterparts

10

17

Third party rights

10

18

Governing law and jurisdiction

10

Schedule 1 – The Services

11

This agreement is made this 5th day of December 2014

Between:

1

Nemaura Medical Inc.  whose registered office is at Charnwood Building, Holywell Park, Ashby Road, Loughborough, Leicestershire, LE11 3AQ (“Nemaura”); and

2

Kathryn Farrar, whose address is at 9 John Tiltman Drive, Loughborough, Leicestershire, LE11 2PU (the “Consultant”).

Whereas:

A

Nemaura has developed a smart, non invasive medical diagnostic device, with a current focus on non invasive glucose monitoring for diabetics.

B

The Consultant has experience accounting and financial reporting.

C

Nemaura wishes to appoint the Consultant to provide services as required on the areas of expertise above and the Consultant is willing to be appointed to this role subject to the provisions of this Agreement.

It is agreed as follows:

1

Interpretation

1.1

In this Agreement and the Schedule(s) hereto the following words and expressions shall (unless the context shall otherwise require) bear the following meanings:-

Board:	the board of directors of Nemaura (including any committee of the board duly appointed by it);
Business Opportunities:	any opportunities which the Consultant becomes aware of during the Engagement which relate to the business of Nemaura or which the Board reasonably considers might be of benefit to Nemaura;
Capacity:	as agent, consultant, director, employee, owner, partner, shareholder or in any other capacity;
Commencement Date:	5 December 2014

Confidential Information:

information (whether or not recorded in documentary form, or stored on any magnetic or optical disk or memory) relating to the business, products, affairs and finances of Nemaura for the time being confidential to Nemaura and trade secrets including, without limitation, technical data and know-how relating to the business of Nemaura or any of its business contacts, including in particular (by way of illustration only and without limitation) [Insert any relevant examples);

Engagement:	the engagement of the Consultant by Nemaura on the terms of this agreement;
Insurance Policies:	commercial general liability insurance cover, employer's liability insurance cover and public liability insurance cover;
Intellectual Property Rights:

patents, rights to inventions, copyright and related rights, trade marks, trade names and domain names, rights in get-up, rights in goodwill or to sue for passing off, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which may now or in the future subsist in any part of the world;

Invention:

any invention, idea, discovery, development, improvement or innovation made by the Consultant in the provision of the Services, whether or not patentable or capable of registration, and whether or not recorded in any medium;

Pre-Contractual Statement:

any undertaking, promise, assurance, statement, representation, warranty or understanding (whether in writing or not) of any person (whether party to this agreement or not) relating to the Engagement other than as expressly set out in this agreement [or any documents referred to in it];

Services:	the services described in Schedule 1; and
Substitute:	a substitute for the Consultant appointed under the terms of clause 3.3.

1.2

The headings in this agreement are inserted for convenience only and shall not affect its construction.

1.3

A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.4

A reference to one gender includes a reference to the other gender.

1.5

The Schedule to this agreement forms part of (and is incorporated into) this agreement.

2

Term of engagement

2.1

Nemaura shall engage the Consultant and the Consultant shall provide the Services on the terms of this agreement.

2.2

This agreement shall commence on the Commencement Date and shall continue until either party gives a minimum of 3 months written notice to the other party.

3

Duties

3.1

During the Engagement the Consultant shall:

3.1.1

provide the Services with all due care, skill and ability and use his/her best endeavours to promote the interests of Nemaura;

3.1.2

subject to any variation agreed pursuant to clause 15 and unless prevented by ill health or accident, devote such time as is necessary to properly perform the Services; and

3.1.3

promptly give to the Board all such information and reports as it may reasonably require in connection with matters relating to the provision of the Services or the business of Nemaura.

3.2

If the Consultant is unable to provide the Services due to illness or injury he/she shall advise Nemaura of that fact as soon as reasonably practicable and shall provide such evidence of his/her illness or injury as Nemaura may reasonably require. For the avoidance of doubt, no fee shall be payable in accordance with clause 4 in respect of any period during which the Services are not provided.

3.3

The Consultant may, with the prior written approval of the Board and subject to the following proviso, appoint a suitably qualified and skilled Substitute to perform the Services on his/her behalf, provided that the Substitute shall be required to enter into direct undertakings with Nemaura, including with regard to confidentiality. If Nemaura accepts the Substitute, the Consultant shall continue to invoice Nemaura in accordance with clause 4 and shall be responsible for the remuneration of the Substitute.

3.4

The Consultant shall use his/her best endeavours to ensure that he/she is available at all times on reasonable notice to provide such assistance or information as Nemaura may require.

3.5

Unless he/she has been specifically authorised to do so by Nemaura in writing, the Consultant shall not:

3.5.1

have any authority to incur any expenditure in the name of or for the account of Nemaura; or

3.5.2

hold himself/herself out as having authority to bind Nemaura.

3.6

The Consultant shall comply with all reasonable standards of safety and comply with Nemaura's health and safety procedures from time to time in force at the premises where the Services are provided and report to Nemaura any unsafe working conditions or practices.

3.7

The Consultant undertakes to Nemaura that during the Engagement he/she shall take all reasonable steps to offer (or cause to be offered) to Nemaura any Business Opportunities as soon as practicable after the same shall have come to his/her knowledge and in any event before the same shall have been offered by the Consultant (or caused by the Consultant to be offered) to any other party [provided that nothing in this clause shall require the Consultant to disclose any Business Opportunities to Nemaura if to do so would result in a breach by the Consultant of any obligation of confidentiality or of any fiduciary duty owed by the Consultant to any other person, firm or company].

3.8

The Consultant may use another person, firm or company to perform any administrative, clerical or secretarial functions which are reasonably incidental to the provision of the Services provided that Nemaura will not be liable to bear the cost of such functions.

4

Fees

4.1

In consideration of providing the Services during the Engagement and subject to clauses 4.3, 4.4 and 4.5, the Consultant shall be paid an annual salary of £70,000 full time equivalent.

4.2

Nemaura shall, within 28 days of receipt of an invoice submitted in accordance with clause 4.1, pay the monies due pursuant to this clause 4 to the Consultant by bank transfer monthly in arrears.

4.3

On the last working day of each month during the Engagement the Consultant shall submit to Nemaura an invoice which gives details of the hours which the Consultant has worked, the Services which he/she has provided and the amount of the fee payable (plus VAT, if applicable) for such Services during that Month.

4.4

Nemaura shall be entitled to deduct from the fees (and any other sums) due to the Consultant any sums that the Consultant may owe to Nemaura at any time.

5

Expenses and benefits

5.1

Nemaura shall reimburse (or procure the reimbursement of) all reasonable expenses properly and necessarily incurred by the Consultant in the course of the Engagement, subject to production of receipts or other appropriate evidence of payment.

5.2

If the Consultant is required to travel abroad in connection with the provision of the Services he/she shall be responsible for any necessary insurances, inoculations and immigration requirements.

5.3

Any and all stock options are given to the Consultant at the absolute discretion of Nemaura acting by the Board.

6

Other activities

6.1

Nothing in this agreement shall prevent the Consultant from being engaged, concerned or having any financial interest in any Capacity in any other business, trade, profession or occupation during the Engagement provided that:

6.1.1

such activity does not cause a breach of any of the Consultant's obligations under this agreement; and

6.1.2

the Consultant shall not engage in any such activity if it relates to a business which is similar to or in any way competitive with the business of Nemaura without the prior written consent of the Board.

7

Confidential information and company property

7.1

The Consultant acknowledges that in the course of the Engagement he/she will have access to Confidential Information. The Consultant has therefore agreed to accept the restrictions in this clause 7.

7.2

The Consultant shall not (except in the proper course of his/her duties) either during the Engagement or at any time after the Termination Date, use or disclose to any person, firm or company (and shall use his/her best endeavours to prevent the publication or disclosure of) any Confidential Information. This restriction does not apply to:

7.2.1

any use or disclosure authorised by Nemaura or required by law; or

7.2.2

any information which is already in, or comes into, the public domain otherwise than through the Consultant's unauthorised disclosure.

7.3

All documents, manuals, hardware and software provided for the Consultant's use by Nemaura, and any data or documents (including copies) produced, maintained or stored on Nemaura's computer systems or other electronic equipment (including mobile phones provided by Nemaura), remain the property of Nemaura.

8

Data protection

8.1

The Consultant consents to Nemaura holding and processing data relating to him/her for legal, personnel, administrative and management purposes and in particular to the processing of any "sensitive personal data" (as defined in the Data Protection Act 1998) relating to the Consultant including, as appropriate:

8.1.1

information about the Consultant's physical or mental health or condition in order to monitor sick leave and take decisions as to the Consultant's fitness for work;

8.1.2

the Consultant's racial or ethnic origin or religious or similar beliefs in order to monitor compliance with equal opportunities legislation;

8.1.3

information relating to any criminal proceedings in which the Consultant has been involved, for insurance purposes and in order to comply with legal requirements and obligations to third parties; and

8.1.4

any other sensitive personal data to be processed including, but not limited to, union membership.

8.2

The Consultant consents to Nemaura making such information available to those who provide products or services to Nemaura (such as advisers), regulatory authorities, governmental or quasi-governmental organisations and potential purchasers of Nemaura or any part of its business.

8.3

The Consultant consents to the transfer of such information to Nemaura's business contacts outside the European Economic Area in order to further its business interests.

9

Intellectual property

9.1

The Consultant hereby assigns to Nemaura all existing and future Intellectual Property Rights in the Works and the Inventions and all materials embodying such rights to the fullest extent permitted by law. Insofar as they do not so vest automatically by operation of law or under this agreement, the Consultant holds legal title in such rights and inventions on trust for Nemaura.

9.2

The Consultant undertakes:

9.2.1

to notify to Nemaura, in writing, full details of any Works and Inventions promptly on their creation;

9.2.2

to keep confidential details of all Inventions;

9.2.3

whenever requested to do so by Nemaura and in any event on the termination of the Engagement, promptly to deliver to Nemaura all correspondence, documents, papers and records on all media (and all copies or abstracts of them), recording or relating to any part of the Works and the process of their creation which are in his/her possession, custody or power;

9.2.4

not to register nor attempt to register any of the Intellectual Property Rights in the Works, nor any of the Inventions, unless requested to do so by Nemaura; and

9.2.5

to do all acts necessary to confirm that absolute title in all Intellectual Property Rights in the Works and the Inventions has passed, or will pass, to Nemaura.

9.3

The Consultant warrants to Nemaura that:

9.3.1

he/she has not given and will not give permission to any third party to use any of the Works or the Inventions, nor any of the Intellectual Property Rights in the Works;

9.3.2

he/she is unaware of any use by any third party of any of the Works or Intellectual Property Rights in the Works; and

9.3.3

the use of the Works or the Intellectual Property Rights in the Works by Nemaura will not infringe the rights of any third party.

9.4

The Consultant waives any moral rights in the Works to which he/she is now or may at any future time be entitled under Chapter IV of the Copyright Designs and Patents Act 1988 or any similar provisions of law in any jurisdiction, including (but without limitation) the right to be identified, the right of integrity and the right against false attribution, and agrees not to institute, support, maintain or permit any action or claim to the effect that any treatment, exploitation or use of such Works or other materials, infringes the Consultant's moral rights.

9.5

The Consultant acknowledges that no further fees or compensation other than those provided for in this agreement are due or may become due to the Consultant in respect of the performance of his/her obligations under this clause 9.

9.6

The Consultant undertakes, at the expense of Nemaura, at any time either during or after the Engagement, to execute all documents, make all applications, give all assistance and do all acts and things as may, in the opinion of the Board, be necessary or desirable to vest the Intellectual Property Rights in, and to register them in, the name of Nemaura and to defend Nemaura against claims that works embodying Intellectual Property Rights or Inventions infringe third party rights, and otherwise to protect and maintain the Intellectual Property Rights in the Works and the Inventions.

9.7

The Consultant hereby irrevocably appoints Nemaura to be his/her attorney to execute and do any such instrument or thing and generally to use his/her name for the purpose of giving Nemaura or its nominee the benefit of this clause 9 and acknowledges in favour of a third party that a certificate in writing signed by any director or the secretary of Nemaura that any instrument or act falls within the authority conferred by this clause 9 shall be conclusive evidence that such is the case.

10

Termination

10.1

Notwithstanding the provisions of clause 2 Nemaura may terminate the Engagement with immediate effect with no liability to make any further payment to the Consultant (other than in respect of amounts accrued prior to the Termination Date) if at any time the Consultant:

10.1.1

is guilty of any gross misconduct affecting the business of Nemaura; or

10.1.2

commits any serious or repeated breach or non-observance of any of the provisions of this agreement or refuses or neglects to comply with any reasonable and lawful directions of Nemaura; or

10.1.3

is convicted of any criminal offence (other than an offence under any road traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed); or

10.1.4

is in the reasonable opinion of the Board negligent and incompetent in the performance of the Services; or

10.1.5

is declared bankrupt or makes any arrangement with or for the benefit of his/her creditors or has a county court administration order made against him/her under the County Court Act 1984; or

10.1.6

is incapacitated (including by reason of illness or accident) from providing the Services for an aggregate period of 28 days in any [52 week] consecutive period; or

10.1.7

is guilty of any fraud or dishonesty or acts in any manner that in the opinion of the Board brings or is likely to bring the Consultant or Nemaura into disrepute or is materially adverse to the interests of Nemaura.

10.2

The rights of Nemaura under clause 10.1 are without prejudice to any other rights that it might have at law to terminate the Engagement or to accept any breach of this agreement on the part of the

Consultant as having brought the agreement to an end. Any delay by Nemaura in exercising its rights to terminate shall not constitute a waiver thereof.

11

Obligations upon termination

11.1

On the Termination Date the Consultant shall:

11.1.1

immediately deliver to Nemaura all documents, books, materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the business or affairs of Nemaura or its business contacts, any keys, and any other property of Nemaura, which is in his/her possession or under his/her control;

11.1.2

irretrievably delete any information relating to the business of Nemaura stored on any magnetic or optical disk or memory and all matter derived from such sources which is in his/her possession or under his/her control outside the premises of Nemaura; and

11.1.3

provide a signed statement that he/she has complied fully with his/her obligations under this clause 11.

12

Status

12.1

The relationship of the Consultant to Nemaura will be that of independent contractor and nothing in this agreement (including, but not limited to, the bestowal of the title “Director”) shall render him/her an employee, worker, agent or partner of Nemaura and the Consultant shall not hold himself/herself out as such.

12.2

This agreement constitutes a contract for the provision of services and not a contract of employment and accordingly the Consultant shall be fully responsible for and shall indemnify Nemaura for and in respect of:

12.2.1

any income tax, National Insurance and Social Security contributions and any other liability, deduction, contribution, assessment or claim arising from or made in connection with the performance of the Services, where such recovery is not prohibited by law. The Consultant shall further indemnify Nemaura against all reasonable costs, expenses and any penalty, fine or interest incurred or payable by Nemaura in connection with or in consequence of any such liability, deduction, contribution, assessment or claim; and/or

12.2.2

any liability arising from any employment-related claim or any claim based on worker status (including reasonable costs and expenses) brought by the Consultant against Nemaura arising out of or in connection with the provision of the Services.

Nemaura may at its option satisfy such indemnity (in whole or in part) by way of deduction from any payments due to the Consultant.

13

Notices

13.1

Any notice given under this agreement shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it personally, or sending it by pre-paid recorded delivery or registered post to the relevant party at (in the case of Nemaura) its registered office for the time being and (in the case of the Consultant) his/her last known address, or by sending it by fax to the fax number notified by the relevant party to the other party. Any such notice shall be deemed to have been received:

13.1.1

if delivered personally, at the time of delivery;

13.1.2

in the case of pre-paid recorded delivery or registered post, [48] hours from the date of posting; and

13.1.3

in the case of fax, at the time of transmission.

13.2

In proving such service it shall be sufficient to prove that the envelope containing such notice was addressed to the address of the relevant party and delivered either to that address or into the custody of the postal authorities as a pre-paid recorded delivery or registered post or that the notice was transmitted by fax to the fax number of the relevant party.

14

Entire agreement and previous contracts

14.1

Each party on behalf of itself acknowledges and agrees with the other party that:

14.1.1

this agreement together with any documents referred to in it constitute the entire agreement and understanding between the Consultant and Nemaura and supersedes any previous agreement between them relating to the Engagement (which shall be deemed to have been terminated by mutual consent);

14.1.2

in entering into this agreement neither party has relied on any Pre-Contractual Statement; and

14.1.3

the only remedy available to either party for breach of this agreement shall be for breach of contract under the terms of this agreement and it shall have no right of action against any other party in respect of any Pre-Contractual Statement. Nothing in this agreement shall, however, operate to limit or exclude any liability for fraud.

15

Variation

15.1

No variation of this agreement or of any of the documents referred to in it shall be valid unless it is in writing and signed by or on behalf of each of the parties.

16

Counterparts

16.1

This agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.

17

Third party rights

17.1

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this agreement and no person other than the Consultant and Nemaura shall have any rights under it. The terms of this agreement or any of them may be varied, amended or modified or this agreement may be suspended, cancelled or terminated by agreement in writing between the parties or this agreement may be rescinded (in each case), without the consent of any third party.

18

Governing law and jurisdiction

18.1

This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

18.2

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

Schedule 1 – The Services

This should include the following matters:

•

Work to be Performed: Financial and Accounting consultancy

•

Location: As deemed appropriate by the consultant, at her discretion

•

Reporting procedure: As deemed appropriate on a specific basis

In witness whereof the parties have signed this Agreement on the date stated above.

Signed on behalf of

Nemaura Medical Inc.

by

Bashir Timol

/s/BASHIR TIMOL  ïsign here

Director

Signed by

Kathryn Farrar

/s/KATHRYN FARRAR  ïsign here